Exhibit 3A-1

The Netherlands Chamber of Commerce Business Register extract kamer van koophandel

CCI number 34108060

Page 1 (of 2)

Legal entity	
RSIN	808895023
Legal form	Besloten Vennootschap (comparable with Private Limited Liability Company)
Statutory name	Portugal Telecom International Finance B.V.
Corporate seat	Amsterdam
First entry in Business Register	11-12-1998
Date of deed of incorporation	26-11-1998
Date of deed of last amendment to the Articles of Association	11-01-2017
Issued capital	EUR 21.000,00
Paid-up capital	EUR 21.000,00
Filing of the annual accounts	The annual accounts for the financial year 2015 were filed on 03-05-2016. The annual accounts have not been adopted.
Other details	De rechtspersoon bevindt zich in een Braziliaanse gerechtelijke herstructureringsprocedure (em recuperação judicial), uitgesproken bij gerechtelijke uitspraak van 29 juni 2016 in Rio de Janeiro. Portugal Telecom International Finance B.V. has been declared bankrupt as from 19-04-2017.

Company	
Trade name	Portugal Telecom International Finance B.V.
Company start date	26-11-1998
Activities	SBI-code: 6420 - Financial holdings
Employees	0

Establishment	
Establishment number	000017083621
Trade name	Portugal Telecom International Finance B.V.
Visiting address	Naritaweg 165, 1043BW Amsterdam
Postal address of trustee	Postbus 94700, 1090GS Amsterdam
Telephone number	+31205722300
Fax number	+31205722650
Date of incorporation	26-11-1998
Activities	SBI-code: 6420 - Financial holdings For further information on activities, see Dutch extract.
Employees	0

Sole shareholder	
Name	Oi S.A.
Visiting address	Rua do Lavradio 71, 2º Andar, Centro, Rio de Janeiro, RJ, 20.230-070, Brazil
Registered in	Registro Mercantil Rio de Janeiro, Brazil under number 333.0029520-8

2017-04-28 12:03:53

Waarmerk KvK

A certified extract is an official proof of registration in the Business Register. Certified extracts issued on paper are signed and contain a microtext and UV logo printed on 'optically dull' paper.

The Netherlands Chamber of Commerce Business Register extract

CCI number 34108060

Page 2 (of 2)

Sole shareholder since	21-05-2015 (registration date: 22-05-2015)
Trustee	
Name	Mr. J.L.M. Groenewegen
Adres	Postbus 94700, 1090GS Amsterdam
Telephone number	0203016301
Date of entry into office	19-04-2017 (registration date: 21-04-2017)
Examining registrate	
Name	Mr. M.J.E. Geradts
Date of entry into office	19-04-2017 (registration date: 21-04-2017)
Board member	
Name	Dommo Empreendimentos Imobiliários Ltda.
Visiting address	Avenida das Nações Unidas, No. 12.901, 12th floor , SP, 04.578-910, São Paulo, Brazil
Registered in	Registro Mercantil São Paulo, Brazil under number 35.300.382.161
Date of entry into office	19-04-2017 (registration date: 28-04-2017)
Powers	Solely/independently authorised
Authorised representative	
Name	Management Company Strawinsky B.V.
Visiting address	Naritaweg 165, Telestone 8, 1043BW Amsterdam
Registered under CCI number	33294508
Date of entry into office	19-04-2016 (registration date: 14-07-2016)
Contents of power of attorney	Authorised to file at the Business Register. There are other restrictions. Consult file.

Extract was made on 28-04-2017 at 12.03 hours.
For extract



mw. Hankie van Baasbank, Raad van Bestuur

Waarmerk KvK

A certified extract is an official proof of registration in the Business Register. Certified extracts issued on paper are signed and contain a microtext and UV logo printed on 'optically dull' paper.

2017-04-28 12:03:53

Uittreksel Handelsregister Kamer van Koophandel

KvK-nummer 34108060	
Pagina 1 (van 3)	
Rechtspersoon	
RSIN	808895023
Rechtsvorm	Besloten Vennootschap
Statutaire naam	Portugal Telecom International Finance B.V.
Statutaire zetel	Amsterdam
Eerste inschrijving handelsregister	11-12-1998
Datum akte van oprichting	26-11-1998
Datum akte laatste statutenwijziging	11-01-2017
Geplaatst kapitaal	EUR 21.000,00
Gestort kapitaal	EUR 21.000,00
Deponering jaarstuk	De jaarrekening over boekjaar 2015 is gedeponeerd op 03-05-2016. De jaarrekening is niet vastgesteld.
Overige gegevens	De rechtspersoon bevindt zich in een Braziliaanse gerechtelijke herstructureringsprocedure (em recuperação judicial), uitgesproken bij gerechtelijke uitspraak van 29 juni 2016 in Rio de Janeiro. Met ingang van 19-04-2017 is Portugal Telecom International Finance B.V. in staat van faillissement verklaard.
Onderneming	
Handelsnaam	Portugal Telecom International Finance B.V.
Startdatum onderneming	26-11-1998
Activiteiten	SBI-code: 6420 - Financiële holdings
Werkzame personen	0
Vestiging	
Vestigingsnummer	000017083621
Handelsnaam	Portugal Telecom International Finance B.V.
Bezoekadres	Naritaweg 165, 1043BW Amsterdam
Postadres curator	Postbus 94700, 1090GS Amsterdam
Telefoonnummer	0205722300
Faxnummer	0205722650
Datum vestiging	26-11-1998
Activiteiten	SBI-code: 6420 - Financiële holdings Financieren van vennootschappen en andere ondernemingen, lenen, uitlenen en bijeenbrengen van gelden, deelnemen in alle soorten van financiële transacties, daaronder begrepen het uitgeven van obligaties, schuldbekentenissen of andere waardepapieren, beleggen van effecten in de ruimste zin des woords.
Werkzame personen	0
Enig aandeelhouder	
Naam	Oi S.A.
Bezoekadres	Rua do Lavradio 71, 2º Andar, Centro, Rio de Janeiro, RJ, 20.230-070, Brazilië

Waarmerk KvK

Een gewaarmerkt uittreksel is een officieel bewijs van inschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend, voorzien van een microtekst en uv-logo gedrukt op "optisch dood" papier.

2017-04-28 12:03:10

Uittreksel Handelsregister Kamer van Koophandel

KvK-nummer 34108060	
Pagina 2 (van 3)	
Ingeschreven in	Registro Mercantil Rio de Janeiro, Brazilië onder nummer 333.0029520-8
Enig aandeelhouder sedert	21-05-2015 (datum registratie: 22-05-2015)
Curator	
Naam	Mr. J.L.M. Groenewegen
Adres	Postbus 94700, 1090GS Amsterdam
Telefoonnummer	0203016301
Datum in functie	19-04-2017 (datum registratie: 21-04-2017)
Rechter-commissaris	
Naam	Mr. M.J.E. Geradts
Datum in functie	19-04-2017 (datum registratie: 21-04-2017)
Bestuurder	
Naam	Dommo Empreendimentos Imobiliários Ltda.
Bezoekadres	Avenida das Nações Unidas, No. 12.901, 12th floor , SP, 04.578-910, São Paulo, Brazilië
Ingeschreven in	Registro Mercantil São Paulo, Brazilië onder nummer 35.300.382.161
Datum in functie	19-04-2017 (datum registratie: 28-04-2017)
Bevoegdheid	Alleen/zelfstandig bevoegd
Gevolmachtigde	
Naam	Management Company Strawinsky B.V.
Bezoekadres	Naritaweg 165, Telestone 8, 1043BW Amsterdam
Ingeschreven onder KvK-nummer	33294508
Datum in functie	19-04-2016 (datum registratie: 14-07-2016)
Inhoud volmacht	Bevoegd tot het doen van opgave aan het handelsregister. Er zijn overige beperkende bepalingen. Raadpleeg opgave.

Waarmerk KvK

Een gewaarmerkt uittreksel is een officieel bewijs van inschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend, voorzien van een microtekst en uv-logo gedrukt op 'optisch dood' papier.

2017-04-28 12:03:10

Uittreksel Handelsregister Kamer
van Koophandel
KvK-nummer 34108060
Pagina 3 (van 3)
Uittreksel is vervaardigd op 28-04-2017 om 12.03 uur. Voor uittreksel
mw. Hankie van Baasbank, Raad van Bestuur
Een gewaarmerkt uittreksel is een officieel bewijs van lnschrijving in het Handelsregister. Een papieren gewaarmerkt uittreksel is ondertekend.voorzlen van een microtekst en uv-logo gedrukt op ‘optisch dood’ papier